Exhibit 99.1

FOR IMMEDIATE RELEASE
POOL CORPORATION REPORTS FIRST QUARTER RESULTS
AND UPDATES 2023 EARNINGS GUIDANCE

Highlights

•Net sales of $1.2 billion exceeded $1.0 billion in the first quarter for the third consecutive year
•Operating income of $145.8 million with a seasonally strong operating margin of 12.1%
•Q1 2023 diluted EPS of $2.58 or $2.46 without tax benefits
•Updates annual earnings guidance range to $14.62 - $16.12 per diluted share
______________________

COVINGTON, LA. (April 20, 2023) – Pool Corporation (Nasdaq/GSM:POOL) today reported results for the first quarter of 2023 and updated its 2023 earnings guidance.
“The outdoor-living industry is larger than ever as the trend over the past three years to enhance outdoor-living spaces added more than 300,000 units to the installed base of in-ground pools. We are privileged to be the leader in a durable industry that grows intrinsically; as new pools are built, demand for products to maintain and enhance those pools grows too. In the first quarter of 2023, differing weather conditions contributed to variability in our results across geographies. Our southern markets experienced more typical weather during the quarter and generated encouraging results. However, higher precipitation and cooler temperatures suppressed results in our western markets, hampering new pool construction activities and sales of maintenance-related products. These conditions continued into late March where we saw a considerable impact on our biggest sales month of the quarter. Headwinds from economic conditions, including tightening financial markets and higher interest rates, further weighed on new pool construction. Going forward, we remain committed to our strategic goals of organic growth of our sales center network and key working capital investments that provide our customers with convenient access to our broad assortment of products and tools to help them grow,” commented Peter D. Arvan, president and CEO.
First quarter ended March 31, 2023 compared to the first quarter ended March 31, 2022
Net sales decreased 15% in the first quarter of 2023 to $1.2 billion compared to $1.4 billion in the first quarter of 2022 following 33% net sales growth in the first quarter of 2022 and 57% growth in the first quarter of 2021. Weather conditions were generally favorable in our southern markets, where Texas and Florida, our two largest markets in the South, realized combined base business sales in-line with 2022. In contrast, results were limited by unusually wet and cold weather in the western U.S., including in California and Arizona, two of our largest markets, where base business sales were down a combined 21% from last year. We estimate that sales were also negatively impacted 2% from lower customer early buy activity in the first quarter of 2023 versus the first quarter of 2022 and 1% from continued softness in our European markets.
Gross profit decreased 17% to $369.8 million in the first quarter of 2023 from $447.2 million in the same period of 2022. In-line with our expectations, gross margin decreased 110 basis points to 30.6% in the first quarter of 2023 compared to 31.7% in the first quarter of 2022.
Selling and administrative expenses (operating expenses) increased 6% to $224.0 million in the first quarter of 2023 compared to $211.5 million in the first quarter of 2022. Our largest expense growth drivers during the quarter related to rent and facility costs, the return of in-person customer-facing retail events and investments in customer-focused projects. As a percentage of net sales, operating expenses increased to 18.6% in the first quarter of 2023 compared to 15.0% in the same period of 2022.

Operating income in the first quarter of 2023 decreased 38% to $145.8 million from a tough comparison of $235.7 million last year but was 13% higher than operating income in the first quarter of 2021 of $129.0 million. Operating margin was 12.1% in the first quarter of 2023 compared to 16.7% in the first quarter of 2022.
Interest and other non-operating expenses, net for the first quarter of 2023 increased $10.6 million compared to the first quarter of 2022, primarily reflecting higher average interest rates.
We recorded a $4.8 million tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the quarter ended March 31, 2023, compared to a tax benefit of $7.3 million realized in the same period of 2022. This resulted in a $0.12 per diluted share tax benefit compared to an $0.18 per diluted share tax benefit realized in the same period of 2022.
Net income decreased 43% to $101.7 million in the first quarter of 2023 compared to $179.3 million in the first quarter of 2022. Earnings per diluted share decreased 41% to $2.58 in the first quarter of 2023 compared to $4.41 in the same period of 2022. Without the impact from ASU 2016-09 in both periods, earnings per diluted share decreased 42% to $2.46 compared to $4.23 in the first quarter of 2022.
Balance Sheet and Liquidity
Total net receivables, including pledged receivables, decreased 17% compared to March 31, 2022, primarily driven by our sales trends. Inventory levels increased 3% to $1.69 billion compared to March 31, 2022, which compares to the 19% increase that we reported as of December 31, 2022 (compared to December 31, 2021). We are pleased with the progress in utilizing our strategic inventory buys and believe that we are appropriately stocked to ensure product availability during the swimming pool season and to support our new locations. Total debt outstanding was $1.4 billion at March 31, 2023 compared to $1.5 billion at March 31, 2022.
Net cash provided by operations improved to $103.2 million in the first three months of 2023 compared to net cash used by operations of $208.1 million in the first three months of 2022, primarily driven by positive changes in working capital partially offset by lower net income. Adjusted EBITDA decreased 36% to $160.3 million for the three months ended March 31, 2023 compared to $249.0 million last year.
Outlook
“We are updating our annual earnings guidance range to $14.62 to $16.12 per diluted share, including the impact of year-to-date tax benefits of $0.12. Our expectations for the 2023 fiscal year have changed based on our results to-date and trends observed into the second quarter. Looking ahead, we believe that we are well-positioned to continue our long-standing track record of solid performance by leveraging our extensive sales center network, broad product assortment, substantial capital resources and our talented team. We are confident in the long-term growth opportunities of the outdoor-living industry and our continued success providing our customers, suppliers and shareholders exceptional value,” said Arvan.
Non-GAAP Financial Measures
This press release contains certain non-GAAP measures (adjusted EBITDA and adjusted diluted EPS). See the addendum to this release for definitions of our non-GAAP measures and reconciliations of our non-GAAP measures to GAAP measures.
About Pool Corporation
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates 427 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 national brand and private label products to roughly 125,000 wholesale customers. For more information, please visit www.poolcorp.com.

Forward-Looking Statements
This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should,” “will,” “may,” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions; changes in economic conditions, consumer discretionary spending, the housing market, inflation or interest rates; our ability to maintain favorable relationships with suppliers and manufacturers; the extent to which home-centric trends will moderate or reverse; competition from other leisure product alternatives or mass merchants; our ability to continue to execute our growth strategies; changes in the regulatory environment; new or additional taxes, duties or tariffs; excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2022 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP's subsequent filings with the SEC.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Net sales	$1,206,774	$1,412,650
Cost of sales	837,019	965,461
Gross profit	369,755	447,189
Percent	30.6%	31.7%

Selling and administrative expenses	223,984	211,466
Operating income	145,771	235,723
Percent	12.1%	16.7%

Interest and other non-operating expenses, net	15,835	5,198
Income before income taxes and equity in earnings	129,936	230,525
Provision for income taxes	28,273	51,322
Equity in earnings of unconsolidated investments, net	36	58
Net income	$101,699	$179,261

Earnings per share attributable to common stockholders: (1)
Basic	$2.60	$4.46
Diluted	$2.58	$4.41
Weighted average common shares outstanding:
Basic	38,877	39,932
Diluted	39,189	40,392

Cash dividends declared per common share	$1.00	$0.80

(1)    Earnings per share under the two-class method is calculated using net income attributable to common stockholders (net income reduced by earnings allocated to participating securities), which was $101.2 million and $178.2 million for the three months ended March 31, 2023 and March 31, 2022, respectively. Participating securities excluded from weighted average common shares outstanding were 213,000 and 239,000 for the three months ended March 31, 2023 and March 31, 2022, respectively.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	March 31,	Change
	2023	2022	$	%

Assets
Current assets:
Cash and cash equivalents	$26,470	$35,365	$(8,895)	(25)%
Receivables, net (1)	163,048	195,951	(32,903)	(17)
Receivables pledged under receivables facility	401,123	483,976	(82,853)	(17)
Product inventories, net (2)	1,686,683	1,641,155	45,528	3
Prepaid expenses and other current assets	27,875	42,310	(14,435)	(34)
Total current assets	2,305,199	2,398,757	(93,558)	(4)

Property and equipment, net	200,997	180,504	20,493	11
Goodwill	693,242	688,350	4,892	1
Other intangible assets, net	303,753	310,848	(7,095)	(2)
Equity interest investments	1,206	1,184	22	2
Operating lease assets	274,428	260,285	14,143	5
Other assets	84,004	42,213	41,791	99
Total assets	$3,862,829	$3,882,141	$(19,312)	—%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$739,749	$685,946	$53,803	8%
Accrued expenses and other current liabilities	126,093	179,552	(53,459)	(30)
Short-term borrowings and current portion of long-term debt	33,080	21,265	11,815	56
Current operating lease liabilities	78,498	71,685	6,813	10
Total current liabilities	977,420	958,448	18,972	2

Deferred income taxes	57,868	40,944	16,924	41
Long-term debt, net	1,332,670	1,483,808	(151,138)	(10)
Other long-term liabilities	37,623	32,940	4,683	14
Non-current operating lease liabilities	200,498	191,723	8,775	5
Total liabilities	2,606,079	2,707,863	(101,784)	(4)
Total stockholders’ equity	1,256,750	1,174,278	82,472	7
Total liabilities and stockholders’ equity	$3,862,829	$3,882,141	$(19,312)	—%

(1)The allowance for doubtful accounts was $9.0 million at March 31, 2023 and $6.0 million at March 31, 2022.
(2)The inventory reserve was $24.5 million at March 31, 2023 and $19.8 million at March 31, 2022.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2023	2022	Change
Operating activities
Net income	$101,699	$179,261	$(77,562)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,632	7,663	(31)
Amortization	2,135	2,192	(57)
Share-based compensation	4,923	3,657	1,266
Equity in earnings of unconsolidated investments, net	(36)	(58)	22
Other	2,732	5,777	(3,045)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(211,015)	(303,400)	92,385
Product inventories	(96,011)	(306,582)	210,571
Prepaid expenses and other assets	(5,786)	(23,330)	17,544
Accounts payable	332,800	287,449	45,351
Accrued expenses and other liabilities	(35,870)	(60,738)	24,868
Net cash provided by (used in) operating activities	103,203	(208,109)	311,312

Investing activities
Acquisition of businesses, net of cash acquired	(1,760)	—	(1,760)
Purchases of property and equipment, net of sale proceeds	(15,570)	(9,159)	(6,411)
Other investments, net	(230)	—	(230)
Net cash used in investing activities	(17,560)	(9,159)	(8,401)

Financing activities
Proceeds from revolving line of credit	256,079	564,288	(308,209)
Payments on revolving line of credit	(376,895)	(604,960)	228,065
Proceeds from term loan under credit facility	—	250,000	(250,000)
Proceeds from asset-backed financing	151,200	155,000	(3,800)
Payments on asset-backed financing	(51,100)	(50,000)	(1,100)
Payments on term facility	(2,313)	(2,313)	—
Proceeds from short-term borrowings and current portion of long-term debt	3,011	10,277	(7,266)
Payments on short-term borrowings and current portion of long-term debt	(1,223)	(784)	(439)
Payments of deferred and contingent acquisition consideration	(551)	(1,374)	823
Proceeds from stock issued under share-based compensation plans	5,896	3,135	2,761
Payments of cash dividends	(39,073)	(32,132)	(6,941)
Purchases of treasury stock	(50,549)	(62,420)	11,871
Net cash (used in) provided by financing activities	(105,518)	228,717	(334,235)
Effect of exchange rate changes on cash and cash equivalents	754	(405)	1,159
Change in cash and cash equivalents	(19,121)	11,044	(30,165)
Cash and cash equivalents at beginning of period	45,591	24,321	21,270
Cash and cash equivalents at end of period	$26,470	$35,365	$(8,895)

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2023	2022	2023	2022	2023	2022
Net sales	$1,130,353	$1,337,685	$76,421	$74,965	$1,206,774	$1,412,650

Gross profit	339,597	416,167	30,158	31,022	369,755	447,189
Gross margin	30.0%	31.1%	39.5%	41.4%	30.6%	31.7%

Operating expenses	204,922	195,909	19,062	15,557	223,984	211,466
Expenses as a % of net sales	18.1%	14.6%	24.9%	20.8%	18.6%	15.0%

Operating income	134,675	220,258	11,096	15,465	145,771	235,723
Operating margin	11.9%	16.5%	14.5%	20.6%	12.1%	16.7%

We have excluded the following acquisitions from our base business results for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Pro-Water Irrigation & Landscape Supply, Inc.	March 2023	2	March 2023
Tri-State Pool Distributors	April 2022	1	January - March 2023
Porpoise Pool & Patio, Inc.	December 2021	1	January - March 2023 and January - March 2022
Wingate Supply, Inc.	December 2021	1	January - February 2023 and January - February 2022

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first three months of 2023.

December 31, 2022	420
Acquired locations	2
New locations	5
March 31, 2023	427

Reconciliation of Non-GAAP Financial Measures

The non-GAAP measures described below should be considered in the context of all of our other disclosures in this press release.

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other impairments (recoveries) and equity in earnings or loss of unconsolidated investments.  Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

Adjusted EBITDA is not a measure of performance as determined by generally accepted accounting principles (GAAP). We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.

We have included Adjusted EBITDA as a supplemental disclosure because management uses it to monitor our performance, and we believe that it is widely used by our investors, industry analysts and others as a useful supplemental performance measure. We believe that Adjusted EBITDA, when viewed with our GAAP results and the accompanying reconciliations, provides an additional measure that enables management and investors to monitor factors and trends affecting our ability to service debt, pay taxes and fund capital expenditures.
The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2023	2022
Net income	$101,699	$179,261
Add:
Interest and other non-operating expenses (1)	15,835	5,198
Provision for income taxes	28,273	51,322
Share-based compensation	4,923	3,657
Equity in earnings of unconsolidated investments, net	(36)	(58)
Depreciation	7,632	7,663
Amortization (2)	1,948	1,977
Adjusted EBITDA	$160,274	$249,020
(1)Shown net of losses on foreign currency transactions of $505 for the three months ended March 31, 2023 and $76 for the three months ended March 31, 2022.
(2)Excludes amortization of deferred financing costs of $187 for the three months ended March 31, 2023 and $215 for the three months ended March 31, 2022, which is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

Adjusted Diluted EPS

We have included adjusted diluted EPS, a non-GAAP financial measure, in this press release as a supplemental disclosure, because we believe this measure is useful to management, investors and others in assessing our period-to-period operating performance.

Adjusted diluted EPS is a key measure used by management to demonstrate the impact of tax benefits from ASU 2016-09 on our diluted EPS and to provide investors and others with additional information about our potential future operating performance to supplement GAAP measures.

We believe this measure should be considered in addition to, not as a substitute for, diluted EPS presented in accordance with GAAP, and in the context of our other disclosures in this press release. Other companies may calculate this non-GAAP financial measure differently than we do, which may limit its usefulness as a comparative measure.
The table below presents a reconciliation of diluted EPS to adjusted diluted EPS.

(Unaudited)	Three Months Ended
	March 31,
	2023	2022
Diluted EPS	$2.58	$4.41
ASU 2016-09 tax benefit	(0.12)	(0.18)
Adjusted diluted EPS	$2.46	$4.23